Exhibit 99.1
News Release

Investor Relations Contact:	Investor Relations Contact:
Steven Melman, VP, Investor Relations	Sonia Segovia, IR Coordinator
PDF Solutions, Inc.	PDF Solutions, Inc.
Tel: (408) 938-6445	Tel: (408) 938-6491
Email: steve.melman@pdf.com	Email: sonia.segovia@pdf.com
PDF Solutions ® Reports Fourth Quarter
2007 Results
Fourth Quarter Results Contribute to Record Revenue for Fiscal 2007
     SAN JOSE, Calif.—February 7, 2008—PDF Solutions, Inc. (NASDAQ: PDFS) the leading provider of yield improvement technologies and services for the integrated circuit (IC) manufacturing process lifecycle, today announced financial results for its fourth fiscal quarter ended December 31, 2007.
     Total revenue for the fourth fiscal quarter of 2007 totaled $24.6 million, an increase of 30%, compared with total revenue of $19.0 million for the fourth fiscal quarter of 2006. Gain share revenue for the fourth fiscal quarter of 2007 totaled $6.5 million, an increase of 33%, compared to $4.9 million for the fourth fiscal quarter of 2006. Total revenue for the full fiscal year ended December 31, 2007 totaled a record $94.5 million, compared with total revenue of $76.2 million for the full fiscal year ended December 31, 2006, an increase of 24%. Gain share revenue for the full fiscal year ended December 31, 2007 totaled a record $24.1 million compared with gain share revenue of $20.0 million for the full fiscal year ended December 31, 2006, an increase of 20%. Net income for the fourth fiscal quarter of 2007 totaled $1.1 million, or $0.04 per diluted share, compared with a net loss of $430,000, or $0.02 per basic and diluted share, for the fourth fiscal quarter of 2006.
     In addition to using GAAP results in evaluating PDF Solutions’ business, management also believes it is useful to measure results using a non-GAAP measure of net income, which excludes stock-based compensation expense, amortization of acquired intangible assets, write-off of in-process research and development, and their related income tax effects, as applicable. Using this non-

GAAP measure, net income for the fourth fiscal quarter of 2007 totaled $5.8 million, or $0.21 per diluted share, compared with non-GAAP net income of $2.3 million, or $0.08 per diluted share, for the fourth fiscal quarter of 2006.
     Additionally, during the fourth quarter ended December 31, 2007, PDF Solutions utilized a portion of the $10 million share repurchase plan previously authorized by its Board of Directors to repurchase 201,300 of its shares on the open market at a weighted average cost of $7.57, for a total repurchase value of $1.5 million.
     As previously announced, PDF will discuss these results on a live conference call beginning at 3:00 p.m. Pacific Time/6:00 p.m. Eastern Time today. The call will be simultaneously web cast on PDF Solutions’ website at http://ir.pdf.com/medialist.cfm. A replay of the web cast will be available at the same website address beginning approximately two hours after completion of the live call. Further, a copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measure, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will be available on PDF Solutions’ website at http://www.pdf.com/news_archive.phtml following the date of this release.
Information Regarding Use of Non-GAAP Financial Measures
In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures that exclude the effects of stock-based compensation expense, amortization of acquired intangible assets, write-off of in-process research and development, and their related income tax effects, as applicable. PDF Solutions’ management believes that the presentation of these measures provides useful supplemental information to investors regarding PDF’s operating results. These non-GAAP financial measures are used by management internally to measure the company’s profitability and performance. PDF’s management believes that excluding the effects of stock-based compensation expense, amortization of acquired intangible assets, write-off of in-process research and development, and their related income tax effects, as applicable, provides a useful supplemental measure of the company’s ongoing operations in light of the fact that neither category of expense has a current effect on the future uses of cash nor do they have use with regards to the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF has included these non-GAAP measures to give investors an opportunity to see the company’s financial results as viewed by management. A reconciliation of the non-GAAP financial measures to the comparable GAAP financial measure is provided at the end of the company’s financial statements presented below.
About PDF Solutions
PDF Solutions, Inc. (NASDAQ: PDFS) is the leading provider of yield improvement technologies and services for the IC manufacturing process lifecycle. PDF Solutions offers solutions that are designed to enable clients to lower costs of IC design and manufacture, enhance time to market, and improve profitability by addressing design and manufacturing interactions from product design to initial process ramps to mature manufacturing operations. PDF Solutions’ Characterization Vehicle® (CV®) test chips provide the core modeling capabilities, and are used by more leading manufacturers than any other test chips in the industry. PDF Solutions’ industry leading yield management system software, dataPOWER®, and fault detection and classification software, maestria®, enhance yield improvement and production control activities at leading fabs around the world. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in China, Europe, Japan and Korea. For the company’s latest news and information, visit http://www.pdf.com/.
Characterization Vehicle, CV, dataPOWER, Maestria, PDF Solutions, and the PDF Solutions logo are registered trademarks of PDF Solutions, Inc.

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	December 31,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$35,315	$36,451
Short-term investments	9,949	16,402
Accounts receivable	38,526	27,575
Prepaid expenses and other current assets	3,354	2,796
Deferred tax assets	1,676	2,581

Total current assets	88,820	85,805
Property and equipment, net	3,621	3,916
Goodwill	65,170	60,034
Intangible assets, net	12,818	13,605
Long-term deferred tax assets	8,458	4,994
Other assets	464	503

Total assets	$179,351	$168,857

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$421	$302
Accounts payable	3,469	3,182
Accrued compensation and related benefits	5,950	3,325
Other accrued liabilities	2,604	3,843
Taxes payable	208	4,767
Deferred revenue	3,159	3,705
Billings in excess of recognized revenue	553	95

Total current liabilities	16,364	19,219
Long-term debt	907	1,198
Long-term taxes payable	5,581	—
Long-term other liabilities	29	221

Total liabilities	22,881	20,638

Stockholders’ equity:
Common stock	4	4
Additional paid-in-capital	181,566	167,323
Treasury stock at cost	(11,524)	(5,549)
Accumulated deficit	(16,892)	(13,890)
Accumulated other comprehensive income	3,316	331

Total stockholders’ equity	156,470	148,219

Total liabilities and stockholders’ equity	$179,351	$168,857

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2007	2006	2007	2006
Revenue:
Design-to-silicon-yield solutions
Services	$17,641	$11,523	$63,731	$45,382
Software licenses	417	2,557	6,645	10,774
Gain share	6,497	4,873	24,087	20,028

Total revenue	24,555	18,953	94,463	76,184

Cost of design-to-silicon-yield solutions:
Direct costs of design-to-silicon-yield solutions
Services	9,437	7,610	32,279	27,418
Software licenses	57	111	191	209
Amortization of acquired core technology	632	1,472	5,148	5,270

Total cost of design-to silicon-yield solutions	10,126	9,193	37,618	32,897

Gross margin	14,429	9,760	56,845	43,287

Operating expenses:
Research and development	9,899	8,070	36,074	27,613
Selling, general and administrative	6,613	4,964	24,891	19,814
Amortization of other acquired intangible assets	393	754	3,422	1,459
Write-off of in-process research and development	—	800	—	800

Total operating expenses	16,905	14,588	64,387	49,686

Loss from operations	(2,476)	(4,828)	(7,542)	(6,399)
Interest and other income, net	544	489	1,891	2,827

Loss before taxes	(1,932)	(4,339)	(5,651)	(3,572)

Income tax benefit	(3,000)	(3,909)	(2,724)	(3,133)

Net income (loss)	$1,068	$(430)	$(2,927)	$(439)

Net income (loss) per share:
Basic	$0.04	$(0.02)	$(0.10)	$(0.02)

Diluted	$0.04	$(0.02)	$(0.10)	$(0.02)

Weighted average common shares:
Basic	27,964	27,459	28,066	26,885

Diluted	28,246	27,459	28,066	26,885

PDF SOLUTIONS, INC.
NON-GAAP RESULTS
(In thousands, except per share amounts)

	Three Months Ended
	December 31,	December 31,
	2007	2006
GAAP net income (loss)	$1,068	$(430)
Stock-based compensation expense – cost of design-to-silicon-yield solutions	765	596
Stock-based compensation expense – research and development	888	599
Stock-based compensation expense – selling, general and administrative	1,124	695
Amortization of acquired core technology	632	1,472
Amortization of other acquired intangible assets	393	754
Write-off of in-process research and development	—	800
Tax impact on reversal of stock-based compensation expense and amortization of intangible assets	976	(2,165)

Non-GAAP net income	$5,846	$2,321

GAAP net income (loss) per diluted share	$0.04	$(0.02)
Non-GAAP net income per diluted share	$0.21	$0.08
Shares used in computing diluted non-GAAP measure of net income per share	28,246	28,484
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